UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2013

JEFFERIES GROUP LLC

(Exact name of Registrant as specified in its charter)

Delaware	1-14947	95-4719745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue 12th floor New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 284-2550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 1, 2013, Jefferies Group LLC (the “Company” or “Jefferies”) and Leucadia National Corporation (“Leucadia”) completed a series of transactions (collectively, the “Transactions”) that included, among others, what are referred to as the First Merger and Second Merger (each, as defined below). As previously announced, the Company entered into that certain Agreement and Plan of Merger, dated as of November 11, 2012 (the “First Merger Agreement”), by and among the Company, JSP Holdings, Inc. (“New Jefferies”) and Jasper Merger Sub, Inc. (“Merger Sub One”) and that certain Agreement and Plan of Merger, dated as of November 11, 2012 (the “Second Merger Agreement”), by and among Leucadia National Corporation (“Leucadia”), Limestone Merger Sub, LLC (“Merger Sub Two”), Jefferies, New Jefferies and Merger Sub One. Pursuant to the First Merger Agreement, Merger Sub One merged into the Company and each outstanding share of common stock, par value $0.0001 per share, of the Company (the “Jefferies Common Stock”) was automatically converted into and became one share of common stock, par value $0.001 per share, of New Jefferies (“New Jefferies Common Stock”) and each outstanding share of Jefferies 3.25% Series A-1 Cumulative Convertible Preferred Stock (the “A-1 Preferred Stock”) was automatically converted into and became one share of New Jefferies Series A Cumulative Convertible Preferred Stock (the “New Jefferies Preferred Stock”). This transaction is referred to as the “First Merger.” Immediately after the First Merger, Jefferies converted from a Delaware corporation into a Delaware limited liability company (the “LLC Conversion”). Pursuant to the Second Merger Agreement, New Jefferies merged into Merger Sub One and each issued and outstanding share of New Jefferies converted into the right to receive 0.81 common shares, par value $1.00 per share, of Leucadia (“Leucadia Common Shares”) together with cash (without interest) in lieu of fractional shares and each share of New Jefferies Preferred Stock converted into the right to receive one Leucadia 3.25% Series A Cumulative Convertible Preferred Share (the “Leucadia Preferred Shares”), and Jefferies became an indirect wholly owned subsidiary of Leucadia. This transaction is referred to as the “Second Merger.” The First Merger was effective at 12:01 a.m. on March 1, 2013, the LLC Conversion was effective at 12:02 a.m. on March 1, 2013 and the Second Merger was effective at 12:03 a.m. on March 1, 2013. When used in this Current Report on Form 8-K, the term “Company” or “Jefferies” refers to Jefferies Group, Inc. prior to the LLC Conversion and to Jefferies Group LLC after the LLC Conversion.

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Debentures Supplemental Indentures

On February 28, 2013, the Company and Leucadia entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) with The Bank of New York Mellon, as Trustee (the “Trustee”), to the Indenture, dated as of October 26, 2009 (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009 and the Second Supplemental Indenture, dated as of December 19, 2012, the “Convertible Indenture”) between the Company and the Trustee governing the Company’s 3.875% Convertible Senior Debentures due 2029 (the “Convertible Debentures”).

Pursuant to the Third Supplemental Indenture, the Convertible Debentures will be convertible into Leucadia Common Shares at the Exchange Ratio (as defined below), in lieu of Jefferies Common Stock. The Third Supplemental Indenture provides that, at the effective time of the Second Merger, the right to convert the Convertible Debentures shall be changed into a right to convert each $1,000 principal amount of the Convertible Debentures into 21.7723 Leucadia Common Shares (equivalent to a conversion price of approximately $45.93 per Leucadia Common Share), subject to further adjustment as provided in the Convertible Indenture. Leucadia has not otherwise assumed the Company’s obligations under the Convertible Debentures or guaranteed the payment of principal, interest or any premium thereon.

Pursuant to the terms of the Convertible Indenture and the Third Supplemental Indenture, holders of the Convertible Debentures may convert the Convertible Debentures at their option at any time beginning on August 1, 2029, and ending at the close of business on the second business day immediately preceding November 1, 2029. In addition, holders may also convert their Convertible Debentures at their option under the following circumstances: (i) during any fiscal quarter if the last reported sale price of Leucadia Common Shares for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price; (ii) during any five business-day period after any ten consecutive trading-day period in which the trading price per Convertible Debenture was less than 95% of the product of the last reported sale price of the Leucadia Common Shares and the conversion rate on such day; (iii) if the Convertible Debentures have been called for redemption; or (iv) upon the occurrence of specified corporate transactions. Upon conversion, holders will receive, at Company’s election, cash, Leucadia Common Shares or a combination thereof.

Pursuant to the terms of the Convertible Indenture and the Supplemental Indenture, Jefferies may redeem for cash at par some or all of the Convertible Debentures at any time, and from time to time, on or after November 1, 2012 and prior to November 1, 2017 if the last reported sale price of the Leucadia Common Shares for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day prior to the date Jefferies provides the notice of redemption is greater than or equal to 130% of the conversion price in effect on each such trading day. On or after November 1, 2017, Jefferies may redeem for cash at par some or all of the Convertible Debentures at its election.

On March 1, 2013, the Company and Leucadia entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with the Trustee to the Convertible Indenture governing the Company’s Convertible Debentures. The Fourth Supplemental indenture amends the Convertible Indenture to provide for Jefferies Group LLC to assume all the covenants and obligations of Jefferies Group, Inc. under the Convertible Debentures and the Convertible Indenture, except for the conversion rights assumed by Leucadia pursuant to the Third Supplemental Indenture.

Senior Notes Supplemental Indenture

On March 1, 2013, the Company entered into the Third Supplemental Indenture (the “Senior Notes Supplemental Indenture”) with the Trustee to the Indenture, dated as of March 12, 2002 (as supplemented by the First Supplemental Indenture dated as of March 12, 2002 and the Second Supplemental Indenture dated as of December 19, 2012, the “Senior Notes Indenture”). The Senior Notes Indenture governs the Company’s outstanding 5.875% Senior Notes due 2014, 3.875% Senior Notes due 2015, 5.5% Senior Notes due 2016, 5.125% Senior Notes due 2018, 8.5% Senior Notes due 2019, 6.875% Senior Notes due 2021, 6.45% Senior Debentures due 2027 and 6.25% Senior Debentures due 2036 (collectively, the “Senior Notes”). The Senior Notes Supplemental Indenture amends the Senior Notes Indenture to provide for Jefferies Group LLC to assume all the covenants and obligations of Jefferies Group, Inc. under the Senior Notes and the Senior Notes Indenture.

The description of the Convertible Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Senior Notes Indenture and the Senior Notes Supplemental Indenture contained herein does not purport to be complete and is qualified in its entirety by reference to the Convertible Indenture which is filed as Exhibit 4.1 to our Current Report on Form 8-K filed on October 27, 2009 and Exhibit 4.2 to our Current Report on Form 8-K filed on December 20, 2012, the Third Supplemental Indenture, a copy of which is filed as Exhibit 4.1 hereto, the Fourth Supplemental Indenture, a copy of which is filed as Exhibit 4.2 hereto and the Senior Notes Indenture which is filed as Exhibit 99.2 to our Current Report on Form 8-K on March 12, 2002 and Exhibit 4.2 to our Current Report on Form 8-K filed on December 20, 2012 and the Senior Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.3 hereto.

The information regarding the Exchange Agreement set forth in Item 3.03 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective March 1, 2013, Jefferies completed its strategic combination with Leucadia pursuant to the First Merger Agreement and the Second Merger Agreement.

Pursuant to the First Merger Agreement, each issued and outstanding share of Jefferies Common Stock was converted into one share of New Jefferies Common Stock. Pursuant to the Second Merger Agreement, each share of New Jefferies Common Stock issued and outstanding immediately prior to the effective time of the Second Merger was converted into the right to receive 0.81 Leucadia Common Shares (the “Exchange Ratio”) together with cash (without interest) in lieu of fractional shares.

The information regarding Jefferies Preferred Stock (as defined below) and A-1 Preferred Stock set forth in Item 3.03 below is incorporated herein by reference.

At the effective time of the First Merger, each outstanding award or benefit measured in whole or in part by the value of a number of shares of Jefferies Common Stock was converted, on a transitional basis, into an equivalent award denominated in New Jefferies Common Stock with the same terms and conditions (including vesting terms and conditions) as applied pre-conversion. At the effective time of the Second Merger, each outstanding award or benefit measured in whole or in part by the value of a number of shares of New Jefferies Common Stock was converted into the right to receive 0.81 of an equivalent award denominated in Leucadia Common Shares with the same terms and conditions (including vesting terms and conditions) as applied pre-conversion. If the conversion of a New Jefferies award would result in a fractional share of Leucadia Common Shares relating to such award, the award is adjusted by rounding down the fractional share to the nearest whole Leucadia Common Share, except that holders of restricted stock will be entitled, as stockholders, to cash in lieu of fractional shares.

The information regarding the Convertible Debentures set forth in Item 1.01 above is incorporated herein by reference.

The foregoing description of the First Merger, the First Merger Agreement, the Second Merger and the Second Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the First Merger Agreement, a copy of which is attached as Exhibit 2.2 to the Jefferies Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012 and the Second Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Jefferies Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2012, which are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the transactions, the New York Stock Exchange (the “Exchange”) was notified that each outstanding share of Jefferies Common Stock was converted pursuant to the Transactions into the right to receive 0.81 Leucadia Common Shares, subject to the terms and conditions of the Second Merger Agreement. Leucadia’s Common Shares are listed on the Exchange under the ticker symbol LUK. Jefferies requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of the Jefferies Common Stock. Jefferies Common Stock was delisted and removed from trading on the Exchange on March 1, 2013.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 3.03 of this Form 8-K is incorporated into this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the First Merger, each share of Jefferies Common Stock issued and outstanding immediately prior to the effective time of the First Merger was converted into one share of New Jefferies Common Stock. At the effective time of the Second Merger, each share of New Jefferies Common Stock (excluding shares held by New Jefferies in treasury, which were cancelled and ceased to exist for no consideration) were converted into the right to receive 0.81 of a Leucadia common share.

At the effective time of the First Merger, each outstanding award or benefit measured in whole or in part by the value of a number of shares of Jefferies Common Stock was converted, on a transitional basis, into an equivalent award denominated in New Jefferies Common Stock with the same terms and conditions (including vesting terms and conditions) as applied pre-conversion. At the effective time of the Second Merger, each outstanding award or benefit measured in whole or in part by the value of a number of shares of New Jefferies Common Stock will be converted into the right to receive 0.81 of an equivalent award denominated in Leucadia Common Shares with the same terms and conditions (including vesting terms and conditions) as applied pre-conversion. If the conversion of a New Jefferies award would result in a fractional share of Leucadia Common Shares relating to such award, the award is adjusted by rounding down the fractional share to the nearest whole Leucadia Common Share, except that holders of restricted stock will be entitled, as stockholders, to cash in lieu of fractional shares.

Pursuant to the terms of an Exchange Agreement, dated as of February 27, 2013 (the “Exchange Agreement”), among the Company and its Preferred Stockholders (the “Preferred Stockholders”), the Preferred Stockholders exchanged their 125,000 shares of 3.25% Series A Cumulative Convertible Preferred Stock (“Preferred Stock”) of the Company for 125,000 shares of A-1 Preferred Stock. The A-1 Preferred Stock has substantially the same terms as the Preferred Stock. The terms of the A-1 Preferred Stock are more fully set forth in the Certificate of Designations of the A-1 Preferred Stock, filed with the State of Delaware Secretary of State on February 26, 2013, the form of which is attached to our Current Report on Form 8-K filed on February 15, 2013 as Exhibit 99.2. This exchange was exempt from registration pursuant to Sections 3(a) 9 and 4(2) of the Securities Act of 1933.

At the effective time of the First Merger, the A-1 Preferred Stock held by the Preferred Stockholders was automatically converted into New Jefferies Preferred Stock . The New Jefferies Preferred Stock has substantially the same terms as the A-1 Preferred Stock except the conversion rights contained therein are with respect to New Jefferies Common Stock instead of Jefferies Common Stock. The terms of the New Jefferies Preferred Stock are more fully set forth in the Certificate of Designations of the New Jefferies Preferred Stock, that was filed with the Secretary of State of the State of Delaware on February 26, 2013, and the form of which is attached to our Current Report on Form 8-K filed on February 15, 2013 as Exhibit 99.3.

At the effective time of the Second Merger, the New Jefferies Preferred Stock held by the Preferred Stockholders was converted into Leucadia Preferred Shares. The Leucadia Preferred Shares have a liquidation preference of $1,000 per share, are entitled to cumulative dividends at the rate of 3.25% per year, and are convertible at any time at the holder’s option, initially into 32.4231 fully paid and non-assessable Leucadia Common Shares. The conversion rate is subject to adjustment upon the occurrence of certain dilutive events, including the payment of cash dividends in excess of $0.0625 per quarter, and the spinoff of Leucadia’s wine subsidiary, Crimson Wine Group, based upon the trading price of a Leucadia Common Share before and after the spinoff, up to a maximum adjustment of $0.81 per Leucadia Common Share. Leucadia will be obligated to redeem any outstanding Leucadia Preferred Shares on January 15, 2038, and will have the option to redeem the Leucadia Preferred Shares, in whole or in part (if in part, a number of shares equal in an amount to at least 10% of the outstanding Leucadia Preferred Shares) on or after January 15, 2023, at a price of $1,000 per share plus accrued but unpaid dividends. The Leucadia Preferred Shares will be redeemable at the holder’s option upon the occurrence of a “Change of Control Transaction,” a “Fundamental Change,” a “Termination of Trading,” or a “Default Event,” all as defined in the Certificate of Amendment filed on February 26, 2013 to Leucadia’s Certificate of Incorporation (the “Certificate of Amendment”) and the form of which was attached to the Company’s Current Report on Form 8-K filed on February 15, 2013 as Exhibit 99.4. In addition, if a holder of Leucadia Preferred Shares elects to convert upon the occurrence of a Fundamental Change prior to January 16, 2023, the holder will receive “Transaction Consideration” (as so defined in the Certificate of Amendment) in respect of a specified additional number of Leucadia Common Shares.

The above description of the A-1 Preferred Stock, New Jefferies Preferred Stock and Leucadia Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the A-1 Preferred Stock, Certificate of New Jefferies Preferred Stock and the Certificate of Amendment, forms of which were filed as Exhibits 99.2, 99.3 and 99.4, respectively, to the Company’s Current Report of Form 8-K filed on February 15, 2013.

Item 5.01	Changes in Control of Registrant

The information regarding the effect of the Transactions set forth in the Introductory Note above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the completion of the Transactions, the directors of Jefferies Group LLC are Richard B. Handler, Brian P. Friedman, W. Patrick Campbell, Richard G. Dooley, Robert E. Joyal, Michael T. O’Kane and Joseph S. Steinberg. Following the completion of the Transactions, Ian M. Cumming was no longer a member of the board of Jefferies.

Following the completion of the Transactions, Mr. Handler remains as Chairman and Chief Executive Officer of Jefferies, Peregrine C. Broadbent remains as an Executive Vice President and Chief Financial Officer of Jefferies, Mr. Friedman remains as Chairman of the Executive Committee of Jefferies, Michael J. Sharp remains the General Counsel, Secretary and an Executive Vice President of Jefferies and John F. Stacconi remains as Global Treasurer of Jefferies. There is no arrangement or understanding between Messrs. Handler, Broadbent, Friedman, Sharp or Stacconi and any other persons pursuant to which they were elected to their positions at Jefferies.

Following the completion of the Transactions, Mr. Handler was appointed Chief Executive Officer of Leucadia, Mr. Friedman was appointed President of Leucadia and Mr. Sharp was appointed Executive Vice President and General Counsel of Leucadia.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the LLC Conversion, the Company adopted a Certificate of Conversion (the “Certificate of Conversion”), Certificate of Formation (the “Certificate of Formation”) and Limited Liability Company Agreement (the “LLC Agreement”). The Certificate of Conversion, Certificate of Formation and LLC Agreement are attached as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated herein by reference.

The information regarding Jefferies Preferred Stock and A-1 Preferred Stock set forth in Item 3.03 above is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 28, 2013, Jefferies held a special meeting of its stockholders in connection with the Transactions. The proposals submitted to Jefferies stockholders at the special meeting were as follows:

•

Proposal 1 – To adopt the First Merger Agreement and to approve the transactions contemplated by the First Merger Agreement, including the merger of Merger Sub One with and into Jefferies (“Merger Agreement Approval”).

•

Proposal 2 – To approve on an advisory (non-binding) basis the compensation that may be paid or become payable to Jefferies’ named executive officers that is based on or otherwise related to the proposed transactions (“Non-Binding Vote on Compensation”).

•

Proposal 3 – To approve any adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the First Merger Agreement and approve the transactions contemplated by the First Merger Agreement at the time of the special meeting (“Adjournment”).

Each proposal is described in detail in Jefferies definitive joint proxy statement/prospectus, which was filed with the Commission by Leucadia on January 29, 2013.

As of January 28, 2013, the record date for determining the Jefferies stockholders entitled to vote on matters presented at the special meeting, there were 206,858,064 shares of Jefferies Common Stock entitled to vote at the special meeting.

At the special meeting, holders of 149,348,704 shares of Jefferies Common Stock entitled to vote were represented in person or by proxy, constituting a quorum.

The voting results for each proposal, including the numbers of votes cast for, against or withheld and the number of abstentions, are set forth below. The stockholders voted to approve Proposals 1 and 2. In connection with the special meeting, Jefferies also solicited proxies with respect to the adjournment of the special meeting, in case it was necessary or appropriate, to solicit additional proxies for Proposal 1. As there were sufficient votes from Jefferies stockholders to approve Proposal 1, adjournment of the special meeting to solicit additional proxies was unnecessary and the adjournment proposal was not submitted to Jefferies stockholders for approval at the special meeting.

	FOR	AGAINST	ABSTAIN
Proposal 1 – Merger Agreement Approval	149,080,835	256,123	11,746
Proposal 2 – Non-Binding Vote on Compensation	147,337,330	1,585,927	425,447

Item 7.01	Regulation FD.

On February 28, 2013, Jefferies and Leucadia issued a joint press release announcing the completion of the Transactions. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated by reference herein. The information in the press release is being furnished, not filed, pursuant to Item 701. Accordingly, the information in the press release will not be incorporated by reference into any registration statement filed by Jefferies unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2012, among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (filed as Exhibit 2.1 to Jefferies Group, Inc.’s Current Report on Form 8-K, filed on November 13, 2012).

2.2	Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (filed as Exhibit 2.2 to Jefferies Group, Inc.’s Current Report on Form 8-K, filed on November 13, 2012).

3.1	Certificate of Conversion of Jefferies Group LLC, effective as of March 1, 2013.

3.2	Certificate of Formation of Jefferies Group LLC, effective as of March 1, 2013.

3.3	Limited Liability Company Agreement of Jefferies Group LLC, dated as of March 1, 2013.

4.1	Third Supplemental Indenture, dated as of February 28, 2013, to the Indenture, dated as of October 26, 2009 (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009, and the Second Supplemental Indenture, dated as of December 19, 2012, each between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee), among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Fourth Supplemental Indenture, dated as of March 1, 2013, to the Indenture, dated as of October 26, 2009 between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009 between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, the Second Supplemental Indenture, dated as of December 19, 2012, between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee and the Third Supplemental Indenture among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee) among Leucadia National Corporation, Jefferies Group LLC and The Bank of New York Mellon, as Trustee.

4.3	Third Supplemental Indenture, dated as of March 1, 2013, to the Indenture, dated as of March 12, 2002 (as supplemented by the First Supplemental Indenture, dated as of March 12, 2002 and the Second Supplemental Indenture dated as of December 19, 2012, each among Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee) between Jefferies Group LLC and The Bank of New York Mellon, as Trustee

99.1	Press Release dated February 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERIES GROUP LLC

Date: March 1, 2013	By:	/s/ Roland T. Kelly
Name: Roland T. Kelly
Title: Assistant Secretary

JEFFERIES GROUP LLC

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 11, 2012, among Leucadia National Corporation, Limestone Merger Sub, LLC, Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (filed as Exhibit 2.1 to Jefferies Group, Inc.’s Current Report on Form 8-K, filed on November 13, 2012).

2.2	Agreement and Plan of Merger, dated as of November 11, 2012, among Jefferies Group, Inc., JSP Holdings, Inc. and Jasper Merger Sub, Inc. (filed as Exhibit 2.2 to Jefferies Group, Inc.’s Current Report on Form 8-K, filed on November 13, 2012).

3.1	Certificate of Conversion of Jefferies Group LLC, effective as of March 1, 2013.

3.2	Certificate of Formation of Jefferies Group LLC, effective as of March 1, 2013.

3.3	Limited Liability Company Agreement of Jefferies Group LLC, dated as of March 1, 2013.

4.1	Third Supplemental Indenture, dated as of February 28, 2013, to the Indenture, dated as of October 26, 2009 (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009, and the Second Supplemental Indenture, dated as of December 19, 2012, each between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee), among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Fourth Supplemental Indenture, dated as of March 1, 2013, to the Indenture, dated as of October 26, 2009 between Jefferies Group, Inc.. and The Bank of New York Mellon, as Trustee (as supplemented by the First Supplemental Indenture, dated as of October 26, 2009 between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee, the Second Supplemental Indenture, dated as of December 19, 2012, between Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee and the Third Supplemental Indenture among Leucadia National Corporation, Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee) among Leucadia National Corporation, Jefferies Group LLC and The Bank of New York Mellon, as Trustee.

4.3	Third Supplemental Indenture, dated as of March 1, 2013, to the Indenture, dated as of March 12, 2002 (as supplemented by the First Supplemental Indenture, dated as of March 12, 2002 and the Second Supplemental Indenture dated as of December 19, 2012, each among Jefferies Group, Inc. and The Bank of New York Mellon, as Trustee) between Jefferies Group LLC and The Bank of New York Mellon, as Trustee

99.1	Press Release dated February 28, 2013.